Exhibit E

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Cornerstone OnDemand, Inc., a Delaware corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: November 1, 2019

SLA CM Chicago Holdings, L.P.
By:	SLA CM GP, L.L.C. its general partner

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director

SLA CM GP, L.L.C.

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director

SL Alpine Aggregator GP, L.L.C.
By:	Silver Lake Alpine Associates, L.P., its managing member
By:	SLAA (GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Alpine Associates, L.P.
By:	SLAA (GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLAA (GP), L.L.C.
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLA Chicago Co-Invest II, L.P.
By:	SLA Co-Invest, GP, L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLA Co-Invest, GP, L.L.C.
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Group, L.L.C.

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLA Chicago Holdings, L.P.
By:	SLA Chicago GP, L.L.C., its general partner

By:	/s/ Joseph Osnoss
	Name:	Joseph Osnoss
	Title:	Vice President

SLA Chicago GP, L.L.C.

By:	/s/ Joseph Osnoss
	Name:	Joseph Osnoss
	Title:	Vice President